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                                                                      EXHIBIT 11

AmerUs Group Co.
Statement Re: Computation of Earnings Per Share

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
                                                                       For The Three Months Ended March 31,
                                                         -----------------------------------------------------------------
                                                                      2004                              2003
                                                         -------------------------------   -------------------------------
                                                            Net     Number of  Per Share      Net     Number of  Per Share
                                                          Income     Shares     Amount      Income     Shares     Amount
                                                         -------------------------------   -------------------------------
                                                                     ($ in thousands, except per share amounts)
Basic EPS
       Net income from continuing operations             $  29,740     39,263  $    0.76   $  35,302     38,985  $    0.91

Effect of dilutive securities
       Options                                                   -        648      (0.01)          -        233      (0.01)
       PRIDES                                                    -        524      (0.01)          -          -          -
                                                         ---------     ------  ---------   ---------     ------  ---------
Diluted EPS                                              $  29,740     40,435  $    0.74   $  35,302     39,218  $    0.90
                                                         =========     ======  =========   =========     ======  =========
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